Response to Item 77D


Large-Cap Value Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus of Eaton Vance
Large-Cap Value Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.